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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          General Binding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[GENERAL BINDING CORPORATION LOGO]
DENNIS J. MARTIN
Chairman, President and Chief Executive Officer

                                                                  April 21, 2003

To GBC stockholders:

     You are cordially invited to attend the GBC annual meeting of stockholders, which will be held on Thursday, May 22, 2003 at 3:30 p.m. in the Auditorium at the Chicago Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois, which is located just east of the Edens Expressway (I-94).

     At the meeting, we will report to you on the current business and developments at GBC. The Board of Directors and many of our executives will also be present to discuss the affairs of the Company with you. Refreshments will be served before and after the meeting.

     Please sign and return the enclosed proxy to assure that your shares will be represented. If you plan to attend the meeting, please so indicate in the appropriate space provided on the card. The proxy will not be used if you do attend and wish to vote in person.

                                           Sincerely yours,

                                           /s/ Dennis J. Martin

                                           DENNIS J. MARTIN
                                           Chairman, President and
                                           Chief Executive Officer

                          GENERAL BINDING CORPORATION

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 2003

                                                            Northbrook, Illinois
                                                                  April 21, 2003

     The annual meeting of the stockholders of General Binding Corporation (the "Company") will be held on Thursday, the 22nd day of May, 2003 at 3:30 p.m. local time, in the Auditorium of the Chicago Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois for the following purposes:

     1. To elect a board of nine directors for the ensuing year.

     2. To act upon a proposal to approve and adopt the General Binding Corporation Senior Management Incentive Compensation Program.

     3. To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the year 2003.

     4. To transact such other business as may properly come before the meeting.

     The transfer books will not be closed. Only stockholders of record at the close of business on March 28, 2003, are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

     In order that your shares may be represented at the meeting, in the event you are not personally present, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors

                                          /s/ Steven Rubin
                                            STEVEN RUBIN
                                            Vice President, Secretary &
                                            General Counsel

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES BE VOTED. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                          GENERAL BINDING CORPORATION
                                 ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062

                               ------------------

                                PROXY STATEMENT

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2003

                               ------------------

     The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time before it is exercised, but if not revoked, the shares represented by the proxy will be voted. If the proxy card is marked to indicate a choice, the shares will be voted as directed. If no indication is made, the proxy will be voted FOR the election of directors, FOR the approval and adoption of the Company's Senior Management Incentive Compensation Program and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted or by attending the meeting and voting your shares in person. The expense incurred in the solicitation of the proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company, without extra compensation, personally and by mail, telephone, facsimile or telegraph. Brokers, nominees, fiduciaries and other custodians will be required to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about April 21, 2003.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The voting securities entitled to vote at the meeting are 13,559,217 shares of Common Stock entitled to one vote per share and 2,398,275 shares of Class B Common Stock entitled to fifteen votes per share. The record date for determination of stockholders entitled to vote at the meeting is March 28, 2003. Lane Industries, Inc. by virtue of its ownership of the Common Stock and Class B Common Stock as described below, controls approximately 88% of the eligible votes at the meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Broker non-votes will not be counted as shares present and entitled to vote nor as a vote cast on any matter presented at the meeting. Directors are elected by a plurality of the votes of the shares present and entitled to vote. Accordingly, abstentions and broker non-votes will not have any effect on the election of directors. Action on any other matter is approved by a majority vote of the shares present and entitled to vote at the meeting. Accordingly, abstentions will have the effect of a negative vote on such matters.

     Lane Industries, Inc. intends to vote its shares for the election as directors of the nominees named herein, for the approval and adoption of the Company's Senior Management Incentive Compensation Program, and to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants.

     The following beneficial owners of the Company's equity securities are the only persons known to management of the Company who beneficially owned more than five per cent of any class of the Company's voting securities as of March 31, 2003:

                                                                              AMOUNT AND NATURE OF       PERCENT
CLASS OF STOCK                              NAME AND ADDRESS                  BENEFICIAL OWNERSHIP       OF CLASS
--------------                              ----------------                  --------------------       --------
Class B Common Stock..........    Lane Industries, Inc.                            2,398,275(1)(3)          100
                                    One Lane Center
                                    Northbrook, IL 60062
Common Stock..................    Lane Industries, Inc.                            9,883,237(2)(3)         62.5(4)
                                    One Lane Center
                                    Northbrook, IL 60062
Common Stock..................    Ariel Capital Management, Inc.                   3,729,099(5)            23.4(4)
                                    307 N. Michigan Ave.
                                    Chicago, IL 60601

---------------

(1) Class B Common Stock is convertible into Common Stock at the rate of one share of Common Stock for each Class B share upon presentation of a Class B share to the transfer agent.

(2) Includes the 2,398,275 Class B shares described in Note (1).

(3) Lane Industries, Inc. has the sole power to vote and to dispose of these shares. The voting stock of Lane Industries, Inc. is owned by various trusts under which certain members of the family of William N. Lane, deceased, are beneficiaries. Jeffrey P. Lane and Nelson P. Lane, Directors of the Company, and other members of the Lane family are considered to have control of Lane Industries, Inc. by virtue of their control of the voting stock of Lane Industries, Inc. through the aforementioned Lane family trusts.

(4) As a percent of the outstanding shares after giving effect to the possible conversion of Class B Common Stock described in Note (1).

(5) As of December 31, 2002 based upon information provided in a Schedule 13-G filed with the Securities and Exchange Commission and dated December 31, 2002. Ariel Capital has sole dispositive power over 3,727,774 of these shares and sole voting power over 3,364,249 of these shares.

                             ELECTION OF DIRECTORS

     It is intended that the proxy will be voted for the election of the nine nominees for director named below, except in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. All of the nominees are current directors and were elected by the stockholders. There are no family relationships among any of the nominees other than Jeffrey P. Lane and Nelson P. Lane, who are brothers. Gary P. Coughlan and James A. Miller, current directors, are not standing for reelection.

     No circumstances are now known which would render any nominee named herein unavailable. The nominees of Management for election to the Board of Directors, each to hold office until the next annual meeting or until his successor is elected, are as follows:

                                                            FIRST YEAR
NAME AND AGE                                             ELECTED DIRECTOR
------------                                             ----------------
George V. Bayly, 60..................................       1998(a)
Richard U. De Schutter, 62...........................       1997(b)
G. Thomas Hargrove, 63...............................       2001(c)
Jeffrey P. Lane, 52..................................    2000(d)(f)
Nelson P. Lane, 49...................................    2000(e)(f)
Dennis J. Martin, 52.................................       2001(g)
Arthur C. Nielsen, Jr., 84...........................       1966(h)
Forrest M. Schneider, 55.............................       2000(i)
Robert J. Stucker, 58................................       1987(j)

---------------

(a) Mr. Bayly is a private investor. Until late 2002, he had been the Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper packaging products. He has held this position for more than the past five years. In February 2003, the Board of Directors named Mr. Bayly the Board's Presiding Independent Director.

(b) Mr. De Schutter is a private investor. Until October 2001, he had been the Chairman and Chief Executive Officer of DuPont Pharmaceutical Company, a fully integrated pharmaceutical research, development and manufacturing company. Before assuming this position in 2000, he had been the Vice Chairman, Chief Administration Officer, and a Director of the Monsanto Company, a leading life sciences company. Prior to assuming those responsibilities in 1999, he had been the Chairman and Chief Executive Officer of G.D. Searle & Co., a wholly owned subsidiary of Monsanto engaged in the research, development and marketing of pharmaceutical products since April, 1995. He is also a director of Smith & Nephew Plc., Varian, Inc. and Incyte Genomics, Inc.

(c) Mr. Hargrove is currently a private investor. From 1999 until 2001 he had been the non-executive Chairman of AGA Creative, a catalog creative agency. He had previously been the Chairman, since 1987, of the At-A-Glance Group, a leading manufacturer of calendars, diaries and other time management products.

(d) Jeffrey P. Lane has been involved in ranching operations for more than the past five years. He is also a director of Lane Industries, Inc.

(e) Nelson P. Lane is a private investor. Prior to 1999 he had been involved in ranching operations for more than five years. He is also a director of Lane Industries, Inc.

(f) See notes (2) and (3) to Voting Securities and Principal Stockholders.

(g) Mr. Martin became the Company's Chairman, President and Chief Executive Officer on May 8, 2001. Prior to joining the Company, he had been the Chief Executive Officer of the Welding Products Group of Illinois Tool Works, Inc. for more than the past five years. Mr. Martin is also a director of Hon Industries, Inc.

(h) Mr. Nielsen has been Chairman Emeritus of the A. C. Nielsen Co. for more than the past five years.

(i) Mr. Schneider is the President and Chief Executive Officer of Lane Industries, Inc. and has held that position since June 2000 (see (f) above). Prior to that appointment, he had been the Senior Vice President and Chief Financial Officer for Lane Industries, Inc. for more than the previous five years. Mr. Schneider is also a director of Harris Preferred Capital Corporation, a real estate investment company and indirect subsidiary of the Harris Trust and Savings Bank.

(j) Mr. Stucker is a partner with the law firm of Vedder, Price, Kaufman & Kammholz. He has also been a director of Lane Industries, Inc. for many years until his resignation from that position in March 2002

    (see (f) above). Vedder, Price, Kaufman & Kammholz has performed legal services for the Company and Lane Industries, Inc. for many years, and it is anticipated that they will continue to do so in the future.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 2002 fiscal year, the Company is not aware of any of its directors and executive officers or 10% stockholders who failed to comply with the filing requirements of Section 16(a) during the period January 1, 2002 through December 31, 2002.

                  STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     Following is information with respect to the ownership of the Company's Common Stock by the nominees for the Board of Directors, those non-director executive officers named in the Senior Executive Compensation Table found on page 10 hereinafter and all Officers and Directors as a group.

                                                      COMMON                       RESTRICTED
                                                      STOCK                          STOCK
                                                   BENEFICIALLY                      UNITS
                                                      OWNED       STOCK OPTIONS      AS OF       TOTAL AND
                            PRESENT POSITION        MARCH 31,     EXERCISABLE BY   MARCH 31,      PERCENT
NAME                          WITH COMPANY             2003        MAY 31, 2003     2003(F)     OF CLASS(G)
----                     -----------------------   ------------   --------------   ----------   -----------
George V. Bayly........  Director                          0          16,000              0         16,000
Richard U.               Director                      1,000          16,000              0         17,000
  DeSchutter...........
G. Thomas Hargrove.....  Director                     10,000           6,000              0         16,000
Jeffrey P. Lane........  Director                     49,078(a)        6,000              0         55,078
Nelson P. Lane.........  Director                     51,678(b)        6,000              0         57,678
Dennis J. Martin.......  Chairman, President and      47,500         490,000         31,853        569,353(3%)
                         Chief Executive Officer
Arthur C. Nielsen,       Director                     34,860          16,000              0         50,860
  Jr...................
Forrest M. Schneider...  Director                     14,080(c)      6,000(d)             0         20,080
Robert J. Stucker......  Director                      4,500          16,000              0         20,500
Govind K. Arora........  Senior Vice President,        8,078(e)       25,900          6,371         40,349
                         Worldwide Mfg. and
                         Logistics
Don Civgin.............  Senior Vice President         2,000           9,375          7,963         19,338
                         and Chief Financial
                         Officer
David H. Hewitt........  Group President,              1,925          30,000          6,371         38,296
                         Commercial and Consumer
                         Group
John Turner............  Group President,              1,000          39,750          6,371         47,121
                         Industrial Print
                         Finishing Group
All Officers and                                     249,659         694,437         62,481      1,006,577(5.4%)
  Directors as a
  Group................

---------------

(a) Includes 1,800 shares owned by Mr. Lane's children.

(b) Includes 5,400 shares owned by Mr. Lane's wife.

(c) Includes 200 shares owned by Mr. Schneider's wife and 1,200 shares owned by Mr. Schneider's children.

(d) At March 31, 2003 Mr. Schneider had outstanding options to acquire from Lane Industries, Inc. up to 29,375 shares of the Company's Common Stock at prices ranging from $7.00 to $30.00 each. Of those outstanding options, 24,125 are exercisable prior to May 31, 2003 but are not included in the figure shown in the table.

(e) Includes 130 shares owned by Mr. Arora's wife.

(f) The amounts represent the number of unvested restricted stock units held by the named executive officers, all of which were awarded on February 15, 2002. Subject to prior forfeiture under certain conditions or deferral of receipt at the election of the executive officer, these units would be issued in shares of the Company's Common Stock on February 15, 2005. There are no voting rights with respect to these units. Amounts do not include unvested restricted stock units held by the named executive officers of the Company awarded on February 27, 2003 (see Board Compensation Committee Report).

(g) As a percent of outstanding shares after giving effect to the possible issuance of shares pursuant to the Company's stock option plans, the full vesting of the Restricted Stock Units and the possible conversion of the Class B Common Stock (see note (1) to Voting Securities and Principal Stockholders). Percentages less than 1% are not shown.

                     BOARD OF DIRECTORS AND COMMITTEE DATA

     The Board of Directors has appointed standing Executive Compensation and Development, Director Affairs and Audit Committees.

     The current members of the Executive Compensation and Development Committee are Messrs. De Schutter (Chairman), Bayly, Stucker and J.P. Lane. This Committee reviews and approves the compensation policies for management and the Board. The Compensation Committee met four times in 2002.

     The current members of the Committee on Directors Affairs are Messrs. Schneider (Chairman), J.P. Lane and Stucker. This Committee is responsible for establishing policies and procedures for the recruitment and retention of Board members. This Committee met one time in 2002.

     The current members of the Audit Committee are Messrs. Coughlan (Chairman), Nielsen and Hargrove. The Audit Committee met six times in 2002.

     There were five meetings of the Board of Directors during 2002. Each member of the Board attended at least 75% of all Board and Committee meetings of which the director was a member during the year.

     In February, 2003, George V. Bayly was named Presiding Independent Director, a newly created position on the Board of Directors. In this role, Mr. Bayly will coordinate information and activities to help the Company's independent directors perform their roles more effectively. Mr. Bayly will also counsel the Chairman on issues of interest or concern to the independent directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three independent directors. Each of the members of the Committee is independent as defined by the NASDAQ National Market listing standards. Each of the members is also independent according to the Sarbanes-Oxley Act, as no member received any fees from the Company except for service as a director, and no member is affiliated with the Company beyond his membership on the Board other than through ownership of the Company's Common Stock. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the shareholders and others, the systems of internal controls which management has established, and the audit process.

     The Audit Committee has adopted a formal, written Charter which has been approved by the full Board of Directors. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. A copy of the current Charter is included as Appendix B to this Proxy Statement. The Charter does not give the Committee responsibility for the preparation, presentation and integrity of the

Company's financial statements or for the establishment of accounting and financial reporting principles to be followed by the Company. In addition, the Charter does not delegate to the Committee the responsibility of designing internal controls to assure the Company's compliance with accounting standards and applicable laws and regulations.

     In connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee

     - reviewed the audited financial statements with the Company's management;

     - discussed with PricewaterhouseCoopers LLP, the Company's independent auditors for the year 2002, the materials required to be discussed by Statement of Auditing Standards 61, Communication with Audit Committees;

     - received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence; and

     - based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in the Company's 2002 Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Gary P. Coughlan, Chairman
                                          A. C. Nielsen, Jr.
                                          G. Thomas Hargrove

                             DIRECTORS COMPENSATION

     Directors who are not employees of the Company currently receive an annual director's fee of $22,000 which is paid in a lump sum on their date of election or reelection to the Board and are paid $1,000 for each Board and Committee meeting attended. The Presiding Independent Director is paid an annual retainer of $10,000, the Audit Committee Chairman is paid an annual retainer of $10,000, the Executive Compensation and Development Committee Chairman is paid an annual retainer of $5,000, and the Committee on Director Affairs Chairman is paid an annual retainer of $3,000 for performing their additional duties in those positions.

     On May 21, 2002, each non-employee director of the Company who was elected at the Annual Meeting of Stockholders received a nonqualified option under the Company's Non-Employee Directors 2001 Stock Option Plan (the "Directors Plan") to purchase up to 3,000 shares of the Company's Common Stock at an exercise price of $19.56 per share. The Directors Plan provides that each non-employee director shall receive an option to purchase up to 3,000 shares each year they are elected or reelected to the Board. Such options have an exercise price equal to their fair market value (as defined in the Directors Plan) on the date of grant and are fully exercisable one year from the date of grant. The exercise term of these options is ten years from the date of grant.

     The Board has established stock ownership guidelines for directors. Each director is being asked to achieve a minimum ownership requirement in the Company's common stock equal in value to at least three times the director's annual cash compensation. Phantom Company stock held in a director's Phantom Stock and Deferred Compensation Plan account is counted toward this requirement; however unexercised options are not so counted. Reaching the ownership guideline is targeted for completion for the later of either three years after the date a director is elected to the Board or three years following the effective date of the guidelines. The Board feels strongly that ownership of the Company's common stock will further align and unify the interests of the directors with those of the stockholders.

     Directors may elect to defer their annual and/or board meeting fees pursuant to a Phantom Stock and Deferred Compensation Plan. The Plan allows Directors to receive incentive compensation based on a choice of either the appreciation of the Common Stock of the Company and on any dividends declared on such stock; an S&P 500 index fund; or a fixed income account.

     Any Director who elects to participate in the Plan receives Phantom Investment Units ("PSUS") in lieu of cash compensation for either or both of his annual director's or board and committee meeting fees as he so chooses. PSUS received in lieu of the annual fee are credited as of the date of the Company's annual meeting of stockholders during the fiscal year in question. PSUS received in lieu of meeting fees are credited to a Director's account on the day of the meeting attended by the Director.

     A participating Director may only redeem his PSUS account through a lump sum cash payment within thirty (30) days after he ceases to be a member of the Board, and his rights under the Plan may not be assigned, encumbered or otherwise transferred except to a designated beneficiary in the event of the death of a participant. PSUS have no voting or other shareholder rights attached to them, and the Company's obligation to redeem any PSUS is unsecured.

                      EXECUTIVE OFFICERS OF THE COMPANY(1)

               NAME AND AGE                                          TITLE
               ------------                                          -----
Dennis J. Martin, 52......................  Chairman, President and Chief Executive Officer
David H. Hewitt, 53.......................  Group President, Commercial and Consumer Group
John Turner, 54...........................  Group President, Industrial and Print Finishing Group
Govind K. Arora, 54.......................  Senior Vice President, Worldwide Manufacturing and
                                            Logistics
Don Civgin, 41............................  Senior Vice President and Chief Financial Officer
Steven Rubin, 55..........................  Vice President, Secretary and General Counsel
Perry S. Zukowski, 44.....................  Vice President, Human Resources

---------------
(1) All of the above-named officers have been actively engaged in the business of the Company as Company employees for the past five years in the capacity indicated above or in a substantially similar capacity except: Dennis J. Martin (see note (g) to Election of Directors); David H. Hewitt, who before joining the Company in August 2000 had been the President of Revell-Monogram, Inc, a manufacturer of plastic toy model kits and collectibles since 1999, and prior to that position had held various management positions with the Consumer Products Division of Binney & Smith for more than the past five years; Don Civgin, who before joining the Company in January 2002, had held the offices of Senior Vice President -- Finance and Senior Vice President -- Merchandise Operations with Montgomery Ward, a privately owned retailer, from early 1997 through May 2001; Govind
    K. Arora, who before being elected to his position in March 2000 had held various manufacturing management positions with the Company for more than the past five years; and Perry S. Zukowski, who before being named to this position in March 1998 had been the Company's Asst. Vice President, Human Resources since March 1997 and for the four years prior to that, had been Asst. Treasurer & Risk Management Director for Lane Industries, Inc.

     There is no family relationship between any of the above named officers. All officers are elected for one-year terms by the Board of Directors or until reelected.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     None of the Company's Executive Officers presently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other company whose executive officers served in the past fiscal year on the Company's Board of Directors or Compensation Committee.

                      BOARD COMPENSATION COMMITTEE REPORT

     In 2002, the Executive Compensation and Development Committee of the Board of Directors approved the compensation policies and programs of the Company as they pertained to the Company's Chief Executive Officer ("CEO") and other executive officers. This Committee will also bear this responsibility for the year

2003. The members of this Committee during the year were Messrs. De Schutter, Bayly, Stucker and J. P. Lane. In carrying out its responsibilities, the Committee uses advice from an external compensation consultant and considers information from various compensation surveys subscribed to and received by the Company. For executive officers other than the CEO, it also considers recommendations made by the CEO.

     The Company and the Committee have maintained the philosophy that executive officer compensation should be marketplace driven and directly and materially linked to operating performance. Thus, executive officer compensation is heavily weighted towards bonuses paid on the basis of both corporate and personal performance and the growth in wealth that can be achieved through appreciation in the market value of the Company's Common Stock. Therefore, in years when the Company has substantially met financial performance targets such as in 2002, its executive officers have been justly rewarded. In years when the Company has not met financial performance targets, such as in 2001, executive officer compensation has suffered.

     The principal components of the compensation package for executive officers of the Company are salary, bonus, restricted stock unit awards and stock options. The Committee believes that the compensation packages for the CEO and other executive officers are typical of other companies of the same general size and necessary to attract, properly motivate and retain a quality management team which will best serve the interests of the stockholders.

     The salaries of the CEO individually and of all other executive officers are approved by the Committee. The Committee believes, based on this information, that the salaries paid in 2002 to the CEO and the other executive officers, as well as their current salaries, are near the median of the average base salaries for executive officers of other comparable sized companies.

     Senior executive compensation is most closely related to corporate performance through awards made under the Management Incentive Plan (the "MIP Plan") and grants of restricted stock unit awards and stock options under the Company's Stock Incentive Plan for Employees. Under the MIP Plan, participants, other than the CEO, can earn a bonus award, subject to minor adjustments, of up to 100% of annual salary.

     The amount of bonus awarded under the MIP Plan is based on a combination of achieving certain annual corporate objectives as well as individual performance objectives. For the year 2002, the corporate performance objective for the MIP plan was based on achieving certain shareholder value-added criteria. In 2002, the CEO could have earned up to 200% of his annual salary (the maximum he could earn pursuant to Mr. Martin's Employment Agreement) had the Company's financial performance exceeded the targeted shareholder value-added criteria and had he achieved all of his individual performance objectives.

     For the year 2002, the Committee determined that the Company met its financial performance target. The Committee also determined that the CEO exceeded his expected performance in completing his personal management objectives. Included in his accomplished objectives for 2002 were the continuing implementation of the Company's continuous improvement process driving increases in operating income; the leveraging of sales, product development, channel expansion and shared service opportunities between the Company's various business Groups; establishing and improving related processes for the Company's "Customer Care" system; and the restructuring of the Company's direct sales model resulting in the formulation of the Commercial and Consumer Group. The CEO's award of $718,875 reflected the degree to which his goals were achieved. For the year 2003, the corporate performance objective for the MIP Plan is again based on achieving certain shareholder value-added criteria. In addition, individual performance objectives will be heavily weighted towards making progress on achieving certain strategic goals as established and approved by the Board.

     The Committee also strongly believes that the granting of restricted stock units and stock options to the CEO and the other senior executives should be an integral portion of overall executive compensation. The opportunity to provide wealth to the executive group through the growth in value of the Company's Common Stock is an integral means of aligning the interest of management with stockholders and helps focus the attention of management on the long-term success of the Company. Options and restricted stock units are granted to the CEO and the other executive officers on a periodic basis. Awards made during 2002 reflect continuation of this policy through intermittent grants to the executive officers based on their relative levels of compensation and responsibilities. The Committee also has the ability to grant longer-term, performance related awards linked to the achievement of the Company's multi-year performance targets. No performance related awards were granted in the year 2002; however, the Committee has made such longer term, performance related awards in 2003 and will consider doing so again in future years. On February 27, 2003 the Committee made a long term performance restricted stock unit award to the CEO and other key executives of the Company. Earned awards will vest on the third anniversary of the grant date. Awards will be earned annually, although they will not vest annually, based on financial performance criteria established by the Committee or the Board of Directors for each year included in the three year period. The financial performance criteria that will be measured for the year 2003 are shareholder value-added, revenue increases and incremental sales from newly offered products. Based on the level of performance, the amount of restricted stock units an executive can earn could vary up to one hundred fifty percent (150%) of the target award, with each annual portion of an award being forfeited in the event certain minimum thresholds are not met for that year. The target awards in the form of restricted stock units over the subject three year period are 69,362 for Mr. Martin; 17,341 for each of Messrs. Civgin and Hewitt; and, 13,872 for each of Messrs. Arora and Turner.

     To further enhance the aligning of management interest with that of the stockholders, the Company has implemented an executive stock ownership program. Under the terms of this program, the Company's senior executives, as well as certain other members of management, are encouraged to acquire and maintain a certain level of ownership of the Company's Common Stock. The level of ownership targeted under this program ranges from a number of shares in value equal to or greater than one times annual salary for those employees with a salary level of $169,999 and below to two and one-half times salary for those employees with a salary level of $337,000 or above. Depending on length of service, an employee will have from five to seven years to attain their desired ownership levels; however, the Committee will monitor annually the progress being made by the employee to reach such level. If the Committee is not satisfied with the progress of share acquisition by any employee, it could elect to reduce future stock awards to any affected employee. The Committee also has recognized that the aforementioned stock ownership targets will require a considerable personal investment by each of the senior executives. As a result, the Committee has determined that the restricted stock units held by the CEO and the other senior executives would be treated as owned shares in determining the achievement of desired levels of ownership.

     Sec. 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Senior Executive Compensation Table that follows to $1 million, unless certain requirements are met. The Committee will periodically review the necessity of modifying the compensation programs for executive officers so that the corporate tax deduction is maximized; however, it will retain the flexibility to not make such modifications when it deems such action to be in the best interests of the Company and its shareholders (see proposal to approve the Company's Senior Management Incentive Compensation Program).

     This Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

                                          The Executive Compensation and
                                          Development Committee
                                          Richard U. De Schutter, Chairman
                                          George V. Bayly
                                          Jeffrey P. Lane
                                          Robert J. Stucker

                         SENIOR EXECUTIVE COMPENSATION

     The following table shows the compensation paid and accrued by the Company during 2002 to each of its five highest paid senior executive officers who were acting in such positions on December 31, 2002, and to each person who acted as Chief Executive Officer during that year.

                                                                             LONG TERM
                                                                           COMPENSATION
                                                                       ---------------------
                                                                              AWARDS
                                        ANNUAL COMPENSATION            ---------------------
                                ------------------------------------   RESTRICTED
                                                      OTHER ANNUAL       STOCK      OPTIONS/      ALL OTHER
NAME AND                        SALARY    BONUS(1)   COMPENSATION(2)     AWARDS       SARS     COMPENSATION(4)
PRINCIPAL POSITION       YEAR     ($)       ($)            ($)           ($)(3)       (#)            ($)
------------------       ----   -------   --------   ---------------   ----------   --------   ---------------
Dennis J. Martin.......  2002   565,650   718,875        19,672         412,496     150,000         260,447(6)
  Chairman, President    2001   351,000   500,000            --              --     500,000       1,377,920(7)
  and Chief Executive
  Officer(5)
David H. Hewitt........  2002   359,235   202,000         4,244          82,504      30,000          19,254
  Group President,       2001   339,638    68,638         1,895              --      40,000          74,148(8)
  Commercial and         2000   139,612   155,000(9)         --              --      25,000              --
  Consumer Group
John Turner............  2002   292,378    80,618         1,983          82,504      30,000          15,558
  Group President,       2001   280,815    53,354         4,373              --      40,000          20,534
  Industrial and Print   2000   270,041   175,000         3,063              --      36,000          10,500
  Finishing Group
Don Civgin.............  2002   301,538   160,000            --          99,624      37,500              --
  Senior Vice President
  and Chief Financial
  Officer
Govind K. Arora........  2002   222,517   113,620        20,273          82,504      30,000          12,092
  Senior Vice
     President,          2001   207,308   108,760        14,370              --      20,000          14,403
  Worldwide Mfg.         2000   200,000    20,000        21,084              --      14,800           9,900
  and Logistics

---------------

 (1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of such year.

 (2) The above named individuals receive certain non-cash personal benefits, the aggregate cost of which to the Company are below applicable reporting thresholds. Unless otherwise noted, the amounts included in this column represent the amounts reimbursed to the named individuals for income taxes attributable to such personal benefits.

 (3) Represents the value of restricted stock units awarded to the named individuals on February 15, 2002 as of that date. In general, the restricted stock units will vest in full on February 15, 2005, provided the named individual remains continuously employed by the Company or its subsidiaries until such date. No dividends will be paid on restricted stock units. The total number of restricted stock units and their aggregate market value at December 31, 2002 was: Mr. Martin, 31,853 units valued at $270,113; Mr. Civgin, 7,963 units valued at $65,237; and each of Messrs. Arora, Hewitt and Turner, 6,371 units valued at $54,026. The aggregate market value is based on the fair market value of the Company's common stock as of December 31, 2002 of $8.48.

 (4) Unless otherwise noted below, these amounts represent contributions by the Company to the Company's 401(k) Savings and Retirement Plan on behalf of the named individuals and to their respective accounts established pursuant to the Company's non-tax qualified Supplemental Deferred Compensation Plan.

 (5) Mr. Martin began service in this capacity on May 8, 2001.

 (6) Includes $219,371 of expense incurred by the Company in connection with the Company's future pension obligations owed to Mr. Martin.

 (7) Includes $1,237,920 in bonuses paid to Mr. Martin in connection with his hiring and $140,000 of expense incurred by the Company in connection with the Company's future pension obligations owed to Mr. Martin.

 (8) Includes $70,000 for debt forgiveness. See Transactions with Management.

 (9) Includes a $45,000 hiring bonus paid to Mr. Hewitt when he joined the Company.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                          CHANGE-IN-CONTROL AGREEMENTS

     On May 8, 2001 (the "Effective Date"), the Company entered into an Employment Agreement with Dennis J. Martin, the Company's Chairman, President and Chief Executive Officer. The Agreement provides for a term of employment for three years following the Effective Date, except that commencing on May 8, 2002, the term of the Agreement is automatically extended each day thereafter by one day, thus creating a fixed term of not less than two years.

     Under the terms of this Agreement, Mr. Martin is to be paid a base salary of not less than $540,000 per annum. Further, he is to participate in an annual bonus plan with target annual bonuses equal to at least 100% of his base salary and a maximum bonus equal to 200% of his base salary.

     At the time of his hiring, Mr. Martin was also granted an option to acquire up to 500,000 shares of the Company's common stock at a strike price of $7.46 per share. 400,000 of those options have already vested. He was also to participate in the Company's stock based incentive plans, with minimum option grants of 200,000 shares in 2002, and 100,000 shares in each of the years 2003 through 2005, provided his employment with the Company continues as of the respective grant dates.

     Mr. Martin is also eligible to participate in all other compensation and welfare plans generally made available to the other senior executives of the Company. In addition, he is eligible to receive an annual supplemental pension commencing in the month first following his 62nd birthday in an amount of up to $450,000 per annum for the rest of his life. The amount of the pension is subject to adjustment in the event Mr. Martin resigns his employment without Good Reason (as defined in the Agreement). Further, if he should die during his period of employment, his surviving spouse would be entitled to a pro-rata pension benefit for as long as she survives him.

     The Agreement with Mr. Martin also provides for severance and change-in-control payments and benefits to him under the same terms and conditions as those described for the Company's other senior executives as described below, except that a termination without Cause or for Good Reason would entitle him to receive a pro-rated bonus for the year of termination based on his target bonus for that year (the "Target Bonus") plus salary continuation and "Target Bonus" payments for two years following the date of his termination.

     In the event of a change-in-control termination of employment, Mr. Martin would receive severance pay equal to 3.0 times the sum of his annual base salary at the time of termination plus the greater of either his Target Bonus for the year in which the change-in-control takes place or his bonus based on actual performance for that year. In addition, Mr. Martin would be entitled to receive the following benefits: continued participation in the Company's medical and dental plans on a cost-sharing basis for three years following termination; the ability to exercise any or all stock options that were outstanding immediately prior to the change-in-control for the earlier of two years following termination or the expiration date of the stock option; and a lump sum payment equal to the amount of retirement plan payments made by the Company for Mr. Martin in the two calendar years prior to termination.

     Mr. Martin has agreed not to compete with the Company for the one year period following any termination of employment whether or not severance is payable. Mr. Martin has also agreed not to solicit any Company employees on behalf of a business competitor for the one year period following any termination of employment.

     The Company has entered into Executive Severance/Change-in-Control Agreements with each of Messrs. Civgin, Arora, Turner and Hewitt as well as two other current executive officers of the Company. The Agreements provide that should the executive's employment with the Company be involuntarily terminated for any reason other than Cause (as defined in the Agreement), a change-in-control, or certain other reasons, the Company would pay severance to the terminated executive in the form of salary continuation. Salary would continue, in such an event (except for Mr. Civgin), for one year for executives with less than five years of service; for eighteen months for executives with at least five years of service but less than ten years of service; and for two years for executives with at least ten years of service. In the case of Mr. Civgin, his salary would continue for two years. In addition, the executive would receive a prorated annual bonus for the year in which the termination occurs under the terms of the bonus plan in effect for that year. During the period of salary continuation, the Executive and his family would continue to participate in Company sponsored medical and dental plans on a cost-sharing basis. The Executive would also have the right to exercise any outstanding and fully vested stock options as of the date of termination, until the earlier to occur of (a) the expiration of the salary continuation period or (b) the expiration date of the stock options.

     These Agreements also provide certain benefits to the named executives and the other senior executives of the Company in the event of a change-in-control of the Company should the employment of the executives be terminated in connection with or as a result of such change-in-control. A change-in-control will generally include (a) an acquisition by certain persons (excluding, among others, Lane Industries, Inc.) of voting securities of the Company giving that person more than 50% of the combined voting power of the Company's then outstanding securities; (b) certain changes in a majority of the Board of Directors of the Company; (c) certain mergers or consolidations or sales of all or substantially all of the Company's assets; or (d) a complete liquidation or dissolution of the Company.

     In the event of a change-in-control termination of employment, each executive would receive severance pay equal to 2.0 times (2.25 times for executives with more than ten years of service) the sum of the executive's annual base salary plus the greater of either the executive's target bonus for the year in which the change-in-control takes place or the executive's bonus based on actual performance for that year. In addition, each executive would be entitled to receive the following benefits: continued participation in the Company's medical and dental plans on a cost-sharing basis for two years following termination; the ability to exercise any or all stock options that were outstanding immediately prior to the change-in-control for the earlier of one year following termination or the expiration date of the stock option; a lump sum payment equal to the amount of retirement plan payments made by the Company for the executive in the two calendar years prior to termination; and, outplacement services in an amount not to exceed ten percent of the executive's base salary in effect at the time of termination.

     The executives entering into these Agreements agreed not to compete with the Company, in the case of involuntary termination (for any reason other than Cause, change-in-control, or other reasons), for the period of time for which the executive receives salary continuation and in the case of a change-in-control, for the one year period following their termination of employment in the event that their termination entitles them to severance payments. In such circumstances, the executives also agreed not to solicit any Company employees on behalf of a business competitor for the one year period following their termination of employment. The executive's right to severance payments and the other described benefits terminate upon the executive's death, resignation without Good Reason (as defined in the Agreements), retirement or termination for Cause.

                           EQUITY COMPENSATION PLANS

     The following table summarizes information about the Company's common stock that may be issued upon the exercise of options, warrants or rights under all of the Company's equity compensation plans as of December 31, 2002. The following equity compensation plans were approved by the Company's shareholders: The General Binding Corporation 1989 Stock Option Plan, as amended and restated, the General Binding Corporation 2001 Stock Incentive Plan for Employees, as amended and restated, and the General Binding Corporation Non-Employee Directors 2001 Stock Option Plan. The only equity compensation plan of the Company that has not been approved by the Company's shareholders is a Stock Option Agreement with one of the Company's directors, Mr. James A. Miller.

                                                                        (B)                       (C)
                                                (A)                                      NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                         TO BE ISSUED UPON        WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                      EXERCISE OF OUTSTANDING    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                         OPTIONS WARRANTS       OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                               AND RIGHTS          WARRANTS, AND RIGHTS    REFLECTED IN COLUMN (A)
-------------                         -----------------------   --------------------   -------------------------
Equity compensation plans approved
  by security holders...............         1,981,213                 $12.06                  1,324,219
                                             ---------                 ------                 ----------
Equity compensation plans not
  approved by security holders(1)...            75,000                 $ 7.81                         --
                                             ---------                 ------                 ----------
     Total..........................         2,056,213                 $11.92                  1,324,219
                                             =========                 ======                 ==========

---------------

(1) On June 12, 2000, James A. Miller, one of the Company's directors, was granted an option by the Company to acquire up to 75,000 shares of the Company's common stock at a price of $7.813 per share. Mr. Miller's option is currently fully exercisable and may be exercised in whole or in part at any time prior to June 12, 2010.

                            STOCK OPTION INFORMATION

     The following table sets forth the details of options granted to the individuals listed in the Senior Executive Compensation Table during 2002.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                 NUMBER OF      PERCENT OF
                                 SECURITIES       TOTAL
                                 UNDERLYING      OPTIONS/
                                  OPTIONS/        SAR'S
                                   SAR'S        GRANTED TO     EXERCISE OR
                                  GRANTED       EMPLOYEES      BASE PRICE    EXPIRATION       GRANT DATE
NAME                               (1)(#)     IN FISCAL YEAR    PER SHARE       DATE      PRESENT VALUE($)(2)
----                             ----------   --------------   -----------   ----------   -------------------
Dennis J. Martin...............   150,000          23.0          $12.95       2/14/12          1,302,000
Don Civgin.....................    37,500           5.8          $12.95       2/14/12            325,500
John Turner....................    30,000           4.6          $12.95       2/14/12            260,400
David H. Hewitt................    30,000           4.6          $12.95       2/14/12            260,400
Govind K. Arora................    30,000           4.6          $12.95       2/14/12            260,400

---------------

(1) All options granted to the named individuals were granted under the Company's 2001 Stock Incentive Plan for Employees. Twenty-five percent (25%) of each option first becomes exercisable one (1) year after the respective grant date and an additional 25% vests on each successive anniversary of the grant date. All of these options were granted at the fair market value of the Company's Common Stock on the grant date in the NASDAQ stock market. No SARs were granted in connection with these option grants.

(2) Based on the Black-Scholes stock option pricing model. Option term was assumed to be ten years and various assumptions were made for volatility (50.0%) and risk free interest rates (4.86%). The actual value, if any, a named individual may realize will depend on the market value of the underlying shares at the time the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing stock options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                      VALUE OF
                                                                   NUMBER OF         UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                         SHARES                    OPTIONS/         OPTIONS/SARS
                                        ACQUIRED                   SAR'S AT           AT FY-END
                                           ON        VALUE          FY-END          EXERCISABLE/
                                        EXERCISE    REALIZED     EXERCISABLE/       UNEXERCISABLE
                 NAME                     (#)         ($)        UNEXERCISABLE         ($)(1)
                 ----                   --------    --------    ---------------    ---------------
Dennis J. Martin......................       --          --     360,000/250,000    367,200/102,000
Don Civgin............................       --          --        0/37,500              0/0
John Turner...........................       --          --      22,250/91,125      13,320/39,960
David A. Hewitt.......................   10,000      57,913      12,500/67,500           0/0
Govind K. Arora.......................    6,575      71,647      9,575/62,950         0/16,428

---------------

(1) Based on fair market value of $8.48 per Common Share on December 31, 2002.

                            PROPOSAL TO APPROVE THE
                          GENERAL BINDING CORPORATION
                SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM

     At the Annual Meeting, the Company will submit to the stockholders a proposal to approve the General Binding Corporation Senior Management Incentive Compensation Program (the "Senior Incentive Program" or "Program"). The Senior Incentive Program was adopted by the Board effective as of January 1, 2003, subject to approval by the Company's stockholders at the Annual Meeting. Stockholder approval is sought to qualify the Senior Incentive Program under
Section 162(m) of the Internal Revenue Code (the "Code") and thereby permit the Company to deduct for Federal income tax purposes all compensation paid to the eligible executive officers under the Program.

     The following is a brief summary of certain features of the Senior Incentive Program and is qualified in its entirety by references to the full text of the Program, which is attached to this Proxy Statement as Appendix A.

     In accordance with the requirements of Section 162(m), the Senior Incentive Program is administered by the Executive Compensation and Development Committee of the Board of Directors (the "Committee"), which is comprised solely of non-employee directors. Executive officers of the Company selected by the Committee are eligible to participate in the Program. For 2003, only the Company's Chairman, President and Chief Executive Officer (Mr. Martin) has been selected for participation in the Program.

     As required by the "performance-based compensation" provisions of Code
Section 162(m), the Senior Incentive Program provides that the Committee may condition the receipt of annual bonus compensation upon attainment of one of more objective performance targets. The targets are formulated using ranges of performance for specified performance factors which become the basis on which the eligibility for and the amount of bonus payable under the Program will be determined. If more than one performance factor is used, the Committee assigns a relative percentage weighting to each factor. The performance factors must be one, all or a combination of the following business criteria: earnings per share, return on net assets, market share, control of costs, net sales, cash flow, return on invested capital, economic value-added factors, shareholder value-added factors, sales growth, earnings growth, stock price, return on equity, financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee. Performance factors may be particular to an executive officer or the division, line of business or other unit in which the executive officer works, or the Company generally, or may be absolute in its terms or measured against or in relationship to the performance of a peer group or other external or internal measure. Targets may, but need not be, based upon a change or an increase or positive result under a particular performance factor and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (determined, in each case, by reference to specific performance measures). A performance factor may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes.

     The Committee will certify in writing the performance achieved and compute the amount of bonus compensation earned promptly after the end of the year. Under the Senior Incentive Program, the Committee has discretion to reduce (but not increase) an individual's actual bonus payments from the amount that would otherwise be payable based on the performance relative to the pre-established targets. The Program does not prescribe factors for the Committee to consider in determining whether to exercise such negative discretion, although it is anticipated that the Committee will use management-by-objective or other subjective performance criteria in making such a determination.

     The Program limits the maximum bonus payable thereunder to three times such individual's annual base salary as of March 31 of the year. Accordingly, the maximum bonus which may be earned under the Program in 2003 by Mr. Martin is $1,785,375.

     Bonuses earned under the Senior Incentive Program are paid in cash. In the event of a participant's death, disability or retirement, the participant, or his beneficiary or representative, shall receive a prorated payout which shall be determined by the Committee. Termination of employment for any other reason results in the forfeiture of any right to a bonus for the year in which termination occurs, except to the extent the Committee may otherwise determine.

     The Senior Incentive Program may be amended by the Board of Directors, provided that any amendment which would affect the Program's compliance with
Section 162(m) shall not be effective unless approved by the Company's stockholders. The Program will terminate on December 31, 2007.

     For 2003, the Committee has established performance targets based on shareholder value-added performance measures and a maximum bonus opportunity of two times March 31, 2003 salary. The Committee has determined it to be to the Company's competitive disadvantage to disclose in this Proxy Statement the specific targets, as such are proprietary and confidential and disclosure would adversely affect the Company. The Committee may in future years change the performance targets and the performance measures used as it deems appropriate and consistent with the Company's strategic priorities. In order to preserve compliance with Section 162(m), the Committee will not use a performance factor that differs from those set forth in the Program without submitting such performance factor to the stockholders for approval.

     The bonus compensation to be received in 2003 or thereafter by participating executive officers is not currently determinable. The following table sets forth the maximum benefit (before the exercise of any negative discretion) that would have been received with respect to 2002 if the Senior Incentive Program, the performance factors and the maximum bonus amount set for 2003 had been in effect during 2002.

                            NEW PLAN BENEFITS TABLE

  GENERAL BINDING CORPORATION SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM

NAME AND POSITION                                              DOLLAR VALUE
-----------------                                              ------------
Dennis J. Martin............................................    $1,150,000
David H. Hewitt.............................................             *
John Turner.................................................             *
Don Civgin..................................................             *
Govind K. Arora.............................................             *
Executive Officer Group.....................................    $1,150,000
Non-Executive Officer Director Group........................             *
Non-Executive Employee Group................................             *

---------------

* Not applicable

APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM

     Approval of the Senior Management Incentive Program requires an affirmative vote of the majority of the voting power represented in person or by proxy at the Annual Meeting; therefore abstentions will be taken into account as if such shares were voted against the proposal, but non-votes will have no effect on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Composite Index and a peer group consisting of other companies that manufacture and sell office products.

     [PERFORMANCE GRAPH]

         ----------------------------------------------------------------------------------------
                                               12/97   12/98   12/99   12/00   12/01   12/02
         ----------------------------------------------------------------------------------------
          General Binding Corporation           100     126      41      23      45      29
         ----------------------------------------------------------------------------------------
          Peer Group                            100      89      65      57      77      75
         ----------------------------------------------------------------------------------------
          NASDAQ Total Return Index             100     141     262     158     125      86
         ----------------------------------------------------------------------------------------

     The peer group used in the preceding graph consists of the Company, The Standard Register Company, Wallace Computer Services, Inc., Ennis Business Forms, Inc., A.T. Cross Company, and United Stationers Inc.

                          TRANSACTIONS WITH MANAGEMENT

     In 1978, the Company implemented a Recapitalization Plan which had been previously approved by the stockholders. As part of the Plan, the Company entered into an Agreement with Lane Industries, Inc., providing for the sharing of U.S. federal income tax liabilities and savings, if any, between the Company and Lane Industries, Inc., resulting from the filing of consolidated federal income tax returns. In the year 2002, the Company received $8,487,453 from Lane Industries, Inc. under this Agreement, which included $1,352,320 representing the Company's share of tax benefits. This benefit amount was treated by the Company as a contribution to capital.

     In 1985, the Company entered into an Agreement with Lane Industries, Inc. providing for the sharing of state income tax liabilities and tax savings, if any, realized by filing state income tax returns on a combined or consolidated basis with Lane. For the year 2002, the Company received $113,562 from Lane Industries, Inc. which represented Lane's tax savings under the Agreement plus Lane's share of taxes paid directly to the States by the Company, minus Lane's share of refunds that the Company received directly from the States.

     Certain Company personnel perform state income tax services for Lane Industries, Inc. In 2002 and the first two months of 2003, the Company received $93,249 from Lane Industries, Inc. for performing those services. Management of the Company believes the compensation it received from Lane Industries, Inc. for performing these services is reasonable and fair and adequately covers the employment and other costs incurred by the Company for the employees involved in performing the services.

     The Company makes reservations for business travel and accommodations through a travel agency which is controlled by Lane Industries, Inc. The Company pays the rates charged by the various carriers, hotels and car rental companies which in turn pay commissions to this travel agency. The Company paid $1,458,704 to this travel agency for business travel and accommodations booked through such agency in 2002 and the first two months of 2003.

     Certain Lane Industries, Inc. personnel perform risk management and finance services for the Company. In 2002 and the first two months of 2003, the Company has paid Lane Industries, Inc. $81,666 for these services. Management of the Company believes that these costs are reasonable and fair and that the expense incurred is less than the expense the Company would incur for employing its own personnel with comparable levels of skill and experience to perform these services.

     In connection with the hiring of David H. Hewitt, the Company's Group President, Office Products, Mr. Hewitt was given an interest free loan in the amount of $200,000. This loan is to be repaid to the Company should Mr. Hewitt voluntarily terminate his employment at any time prior to July 15, 2003, except that the loan is to be forgiven in installments of $70,000 each on August 1, 2001 and January 2, 2003, and $60,000 on July 15, 2003 provided Mr. Hewitt remains in the employ of the Company on those dates. The first two installments due from Mr. Hewitt have been forgiven by the Company.

                             INFORMATION CONCERNING
                         INDEPENDENT PUBLIC ACCOUNTANTS

     On May 14, 2002, the Company dismissed the Company's independent auditors, Arthur Andersen LLP and appointed PricewaterhouseCoopers LLP as its new independent auditors for the fiscal year ended December 31, 2002. The change in auditors became effective following the completion by Arthur Andersen of its review of the financial statements of GBC for the quarter ended March 31, 2002. The Company's Board of Directors had determined to make this change upon the recommendation of the Audit Committee of the Board.

     During the two most recent years ended December 31, 2001, and subsequent interim period through the date hereof, there were no disagreements between GBC and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in their report on the Financial Statements.

     During the two most recent years ended December 31, 2001 and through the date hereof, there have been no reportable events (as defined in Item 304
(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of
1934).

     The audit reports of Arthur Andersen on the consolidated financial statements of GBC as of and for the two most recent years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent years ended December 31, 2001, and through the date hereof, GBC did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

     The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ending December 31, 2002 and the reviews of the financial statements included in the Company Forms 10-Q for that year were $663,100.

ALL OTHER FEES

     Other than audit fees, the total amount of fees charged to the Company by PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2002, none of which were related to the design or implementation of financial information systems, were $18,850, of which $3,450 was related to tax services and planning. The Audit Committee of the Board of Directors determined that the services performed by PricewaterhouseCoopers LLP other than audit services are not incompatible with that firm maintaining its independence.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee and the Board of Directors to be the independent public accountants of the Company for the 2003 fiscal year. The stockholders are being asked to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants, the Board of Directors will reconsider its selection.

     Representatives from the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so, and will be available to respond to the stockholders' questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the Annual Meeting to be held in 2004 must be received at the Company's offices in Northbrook, Illinois not later than December 30, 2003 in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for consideration at the meeting. Should any other matter requiring stockholders' action or approval be presented to the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such action as shall be in accordance with their best judgment in the interest of the Company.

                                          By order of the Board of Directors

                                          /s/ Steven Rubin

                                          STEVEN RUBIN
                                          Vice President, Secretary
                                            and General Counsel

Northbrook, Illinois
April 21, 2003

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR 2002 HAS BEEN MAILED TO ALL STOCKHOLDERS. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                                                                      APPENDIX A

                          GENERAL BINDING CORPORATION
                SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM

     1. Establishment, Purpose and Duration. The General Binding Corporation Senior Management Incentive Compensation Program (the "Plan") is hereby established by General Binding Corporation (the "Company"). The purpose of the Plan is to promote the success and enhance the value of the Company by providing selected executive officers with the opportunity to earn bonus compensation which constitutes performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan and the grant of awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. The Plan is adopted, subject to stockholder approval, effective as of January 1, 2003, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until December 31, 2007.

     2. Administration. The Plan shall be administered by the Executive Compensation and Development Committee of the Board of Directors of the Company, or such other committee designated by the Board comprised solely of two or more members who are "outside directors" within the meaning of Section 162(m) of the Code (the "Committee").

     3. Eligibility. Only those executive officers designated by the Committee shall participate in this Plan. References herein to an "executive officer" shall refer to only those executive officers who have been selected for participation in the Plan.

     4. Awards. No later than March 31 of each calendar year, the Committee shall establish a range of targets (the "Targets") for the calendar year for each executive officer based on one or more of the following business criteria: earnings per share, return on net assets, market share, control of costs, net sales, cash flow, return on invested capital, economic value-added measures, shareholder value-added measures, sales growth, earnings growth, stock price, return on equity, financial ratings, regulatory compliance, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee (collectively, the "Performance Factors"). Performance Factors may be particular to an executive officer or the division, line of business or other unit in which the executive officer works, or the Company generally, or may be absolute in their terms or measured against or in relationship to the performance of a peer group or other external or internal measure. Targets may, but need not be, based upon a change or an increase or positive result under a particular Performance Factor and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific Performance Factors). A Target may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. The Committee shall also determine the bonus compensation awards which may be earned by the executive officers upon the Company's attainment of various levels of performance with respect to such Targets ("Award Opportunities"). All Award Opportunities shall be a direct function of the Targets.

     Promptly after each calendar year, the Committee shall certify as to whether any, all or a combination of the Targets for such year have been achieved and the amount of the bonus compensation relating to such performance. In addition, the Committee may, in its sole discretion, decrease, but not increase, such amount in establishing the award payable under the Plan.

     Notwithstanding the foregoing, no executive officer may receive, with respect to any calendar year, payments under the Plan aggregating more than three times such executive officer's base annual salary as in effect on March 31 of such calendar year.

     5. Payouts. All awards shall be paid in cash, unless payment is deferred by the executive officer under a deferred compensation plan then maintained by the Company.

     6. Termination. In the event an executive officer's employment is terminated by reason of death, disability or retirement, he shall receive a prorated payment, which shall be determined by the Committee, in its sole discretion, based upon the length of time he was included in the Plan during the calendar year then in progress. In the event the executive officer's employment is terminated for any other reason, all his rights to an award for the year then in progress shall be forfeited, unless, based on circumstances surrounding such termination, the Committee, in its sole discretion, determines that such executive officer shall receive a prorated payment, the amount of which shall be determined by the Committee.

     7. Amendment. The Plan may be amended, modified or terminated by the Board of Directors of the Company, subject to the approval of the stockholders of the Company if required for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

     8. Withholding. The Company shall have the power and the right to deduct or withhold, or require the executive officer to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the executive officer's FICA obligations) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

     9. Beneficiaries. The Committee shall establish such procedures as it deems appropriate for the executive officer to designate a beneficiary or beneficiaries to whom any amounts payable in the event of the executive officer's death are to be paid.

     10. Miscellaneous. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the executive officers, and all rights granted to the Company hereunder, shall be binding upon the executive officer's heirs, legal representatives and successors.

     The Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law respecting choice of law).

                                                                      APPENDIX B

                          GENERAL BINDING CORPORATION
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The primary function of the General Binding Corporation (the "Company") Audit Committee ("Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the Company's process for monitoring compliance with laws and regulations and the Company's Code of Ethics policy. The Audit Committee will primarily discharge these obligations by performing the responsibilities and duties outlined in
Section IV of this charter.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in accordance with generally accepted accounting principles ("GAAP"). Such responsibilities are vested in the Company's management. The Company's independent auditors are responsible for auditing the information prepared by Company management. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company's Code of Ethics policy. This is the responsibility of management.

II. AUTHORITY

     The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

        - Select, evaluate, and where appropriate, replace the independent auditors of the Company;

        - Retain outside counsel, accountants or others to advise the Committee or assist in the conduct of any investigation;

        - Seek any information it requires from employees -- all of whom are directed to cooperate with the Committee's requests -- or external parties; and

        - Meet with Company officers, independent auditors or outside counsel, as necessary.

III. COMPOSITION AND MEETINGS

     The Committee shall be comprised of three or more directors as determined by the Board who shall be "independent directors" as defined by the National Association of Securities Dealers (NASD). All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices. At least one member shall have accounting or financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

     The Committee shall meet at least three times annually in person or telephonically, or more frequently as circumstances require. Draft minutes of the prior meetings and meeting agendas shall be distributed to all Committee members at least one week prior to any planned regular meeting. The Committee will invite members of management, the independent auditors or others to attend meetings or provide pertinent information, as necessary. The Committee will hold private meetings with the independent and internal auditors in executive sessions.

     In the event of a tie vote on any action to be taken during any meeting of the Committee, the vote of the Chairperson will decide the issue. The Committee may also take any action permitted hereunder by unanimous written consent.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its obligations, the Committee shall perform the following responsibilities and duties:

  FINANCIAL STATEMENTS

     1. Review the Company's annual financial statements or other financial information before release, including any report or opinion rendered by the independent auditors;

     2. Discuss with the independent auditors the matters required to be discussed by Statement on Audit Standards No. 61 (as may be amended from time to time) relating to the conduct of the audit, including (a) any restriction on audit scope, and (b) significant issues discussed with the independent auditors national office (or other technical accounting experts of the firm). Review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management; and

     3. Review with the Company's management the critical accounting policies adopted by the Company including the impact of any changes to critical accounting policies.

  INTERNAL CONTROL

     4. Review with the independent auditors, the Director of Audit Services, the General Counsel and, if and to the extent deemed appropriate by the Chairperson of the Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices; and

     5. Review the quarterly reports to the Audit Committee prepared by the Director of Audit Services including reports issued and the status of management's action plans.

  INTERNAL AUDIT

     6. Review activities, audit plans, staffing and organizational structure and qualifications of the employees of the Audit Services department;

     7. On a regular basis, at least once annually, meet separately with the Director of Audit Services to discuss any matters that the Committee or Audit Services believes should be discussed privately; and

     8. The Director of Audit Services has direct reporting responsibility to the Committee, and the Committee shall review and approve any personnel changes in this position. For administrative purposes, the Director of Audit Services will report to the Company's Chief Financial Officer.

  EXTERNAL AUDIT

     9. The Company's independent auditors are accountable to the Committee in their fiduciary role as representatives of shareholders and to the full Board of Directors. As such, the Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors;

     10. Review the independent auditors' proposed audit scope and approach including coordination of audit effort with Audit Services;

     11. Request from the independent auditor a formal written statement delineating all relationships and services between the auditors and the Company, including non-audit services that may impact objectivity and independence and discuss with the independent auditors any relevant matters pertaining thereto;

     12. Approve the fees and other compensation to be paid to the independent auditor for auditing services rendered;

     13. The Committee will establish and monitor a policy regarding the pre-approval of all non-audit services including disclosure to investors in periodic reports; and

     14. At least annually, obtain and review a report by the Company's independent auditors describing (a) the audit firm's internal quality control procedures, and (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  COMPLIANCE

     15. Review periodically the Company's Code of Ethics policy and ensure that management maintains a system to disseminate, monitor compliance with and enforce this policy;

     16. Review the effectiveness of the system for monitoring compliance with laws and regulations, as well as, and the results of management's investigation and follow-up (including disciplinary action) of any instances of non-compliance;

     17. Review the findings of any examinations by regulatory agencies and any auditor observations;

     18. Provide to the general employee population a methodology to receive, retain and treat complaints and information regarding questionable accounting or auditing matters and discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies;

     19. Obtain regular updates from management and the Company's legal counsel regarding compliance matters and contingent matters that may affect the Company's operating results or financial position in a material way; and

     20. Review and discuss annually any potential conflicts of interest pertaining to related party business/transactions.

  REPORTING RESPONSIBILITIES

     21. The Committee will recommend to the GBC Board of Directors whether the financial statements of the Company shall be included in its Annual Report on Form 10-K;

     22. Provide an open avenue of communication between Audit Services, the external auditors and the Board of Directors;

     23. Regularly report to the GBC Board of Directors about Committee activities, issues and related recommendations; and

     24. Report annually to the shareholders via the Company's proxy statement.

  OTHER RESPONSIBILITIES

     25. Review and update this charter periodically, at least annually, as conditions dictate; and

     26. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   (GBC LOGO)

                                                                        000000 0000000000   0        0000

                                                                        000000000.000 ext
                                                                        000000000.000 ext
                                                                        000000000.000 ext
MR A SAMPLE                                                             000000000.000 ext
DESIGNATION (IF ANY)                                                    000000000.000 ext
ADD 1                                                                   000000000.000 ext
ADD 2                                                                   000000000.000 ext
ADD 3
ADD 4                                                                   HOLDER ACCOUNT NUMBER
ADD 5
ADD 6                                                                   C 1234567890     J N T
(BAR CODE)

                                                                        (BAR CODE)

                                                                        [ ]   Mark this box with an if you have made
                                                                              changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.


                           FOR    WITHHOLD                         FOR     WITHHOLD                                FOR    WITHHOLD

01 - G. V. Bayly           [ ]      [ ]      04 - D. J. Martin     [ ]       [ ]       07 - A. C. Nielsen, Jr.     [ ]      [ ]

02 - R. U. DeSchutter      [ ]      [ ]      05 - J. P. Lane       [ ]       [ ]       08 - F. M. Schneider        [ ]      [ ]

03 - G. T. Hargrove        [ ]      [ ]      06 - N. P. Lane       [ ]       [ ]       09 - R. J. Stucker          [ ]      [ ]

B ISSUES

The Board of Directors recommends a vote FOR the following proposals.

                                                  FOR   AGAINST   ABSTAIN
2. To approve and adopt the Senior Management     [ ]      [ ]      [ ]     The undersigned hereby revokes any proxy or proxies
   Incentive Compensation Program.                                          heretofore given to vote upon or act with respect to
                                                                            said stock and hereby ratifies and confirms all that
                                                                            said proxies and substitutes, or any of them, may do by
                                                                            virtue thereof.

                                                  FOR   AGAINST   ABSTAIN
3. To ratify the selection of                     [ ]      [ ]      [ ]     I (we) shall attend the meeting.                 [ ]
   PricewaterhouseCoopers
   LLP as independent public
   accountants.

4. In their discretion upon such
   other matters as may properly
   come before the meeting or any
   adjournment or adjournments
   thereof.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If stock is held in the name of more than one person, all named holders must sign the proxy.

Signature 1 - Please keep signature within the box        Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)

                                                                                                                          /   /
                                     1UPX          HHH        PPPP           001707

PROXY - GENERAL BINDING CORPORATION

ONE GBC PLAZA, NORTHBROOK, ILLINOIS 60062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Dennis J. Martin, Robert J. Stucker and Forrest
M. Schneider, or any of them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of General Binding Corporation held of record by the undersigned on March 28, 2003, at the annual meeting of stockholders to be held on May 22, 2003, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND PROPOSALS 2 AND 3.

PLEASE MARK, SIGN,DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)